UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2006

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8 th Floor Edison, NJ		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 16, 2006, U.S. Shipping Partners L.P. (the “Partnership”) entered into a contract with Manitowoc Marine Group (“MMG”) of Marinette, WI for the construction of two barges, which each have a carrying capacity of approximately 160,000 barrels. The contract with MMG includes options to construct two additional barges. On the same date, the Partnership entered into a contract for the construction of two tugs with Eastern Shipbuilding Group, Inc. (“Eastern”) of Panama City, FL, which will be joined with the barges to complete the two articulated tug barges ("ATB"). The contract with Eastern also includes options to construct and deliver up to four additional ATB tugs on the basis that each such option shall cover two option tugs. The total construction price for the two ATBs is anticipated to be approximately $130 million, or $65 million per unit. The Partnership intends to finance the purchase with borrowings and available cash.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(c)            Exhibits.

Exhibit Number	Title
99.1	Press Release of U.S. Shipping Partners L.P. dated February 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.
	By:	US Shipping General Partner LLC, its general partner

	By:	/s/ Albert E. Bergeron

	Name:	Albert E. Bergeron
	Title:	Vice President-Chief Financial Officer (principal financial and accounting officer)
Date: February 22, 2006